                                                           EXHIBIT 4.A

                                      Draft of December 6, 1994













                SOUTHWESTERN BELL CORPORATION,

            as Issuer and Registrant of Securities

                              AND

                     THE BANK OF NEW YORK

                            Trustee




                     ____________________



                           INDENTURE



                 Dated as of November 1, 1994



                      ___________________



          Providing for Issuance of Securities in Series

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939.
This reconciliation section does not constitute part of the Indenture.

Trust Indenture Act                            Indenture
  of 1939 Section                               Section

310(a)(1)  . . . . . . . . . . . . . . . . . . .  7.10
   (a)(2)  . . . . . . . . . . . . . . . . . . .  7.10
   (a)(3)  . . . . . . . . . . . . . . . . . . . Inapplicable
   (a)(4)  . . . . . . . . . . . . . . . . . . . Inapplicable
   (b) . . . . . . . . . . . . . . . . . . . . .  7.08; 7.10
   (c) . . . . . . . . . . . . . . . . . . . . . Inapplicable
311(a) . . . . . . . . . . . . . . . . . . . . .  7.11
   (b) . . . . . . . . . . . . . . . . . . . . .  7.11
   (c) . . . . . . . . . . . . . . . . . . . . . Inapplicable
312(a) . . . . . . . . . . . . . . . . . . . . .  2.07
   (b) . . . . . . . . . . . . . . . . . . . . . 10.03
   (c) . . . . . . . . . . . . . . . . . . . . . 10.03
313(a) . . . . . . . . . . . . . . . . . . . . .  7.06
   (b)(1)  . . . . . . . . . . . . . . . . . . . Inapplicable
   (b)(2)  . . . . . . . . . . . . . . . . . . .  7.06; 10.02
   (c) . . . . . . . . . . . . . . . . . . . . . 10.02
   (d) . . . . . . . . . . . . . . . . . . . . .  7.06
314(a) . . . . . . . . . . . . . . . . . . . . .  4.02; 10.02
   (b) . . . . . . . . . . . . . . . . . . . . . Inapplicable
   (c)(1)  . . . . . . . . . . . . . . . . . . . 10.04
   (c)(2)  . . . . . . . . . . . . . . . . . . . 10.04
   (c)(3)  . . . . . . . . . . . . . . . . . . . Inapplicable
   (d) . . . . . . . . . . . . . . . . . . . . . Inapplicable
   (e) . . . . . . . . . . . . . . . . . . . . . 10.05
   (f) . . . . . . . . . . . . . . . . . . . . . Inapplicable
315(a) . . . . . . . . . . . . . . . . . . . . .  7.01(b)
   (b) . . . . . . . . . . . . . . . . . . . . .  7.05; 10.02
   (c) . . . . . . . . . . . . . . . . . . . . .  7.01(a)
   (d) . . . . . . . . . . . . . . . . . . . . .  7.01(c)
   (e) . . . . . . . . . . . . . . . . . . . . .  6.11
316(a)(last sentence)  . . . . . . . . . . . . .  2.11
   (a)(1)(A) . . . . . . . . . . . . . . . . . .  6.05
   (a)(1)(B) . . . . . . . . . . . . . . . . . .  6.04
   (a)(2)  . . . . . . . . . . . . . . . . . . . Inapplicable
   (b) . . . . . . . . . . . . . . . . . . . . .  6.07
317(a)(1)  . . . . . . . . . . . . . . . . . . .  6.08
   (a)(2)  . . . . . . . . . . . . . . . . . . .  6.09
   (b) . . . . . . . . . . . . . . . . . . . . .  2.06
318(a) . . . . . . . . . . . . . . . . . . . . . 10.01

                      TABLE OF CONTENTS*
                                                           PAGE


                           ARTICLE 1

          DEFINITIONS AND INCORPORATION BY REFERENCE  . .     1

     1.01   Definitions . . . . . . . . . . . . . . . . .     1
     1.02   Other Definitions . . . . . . . . . . . . . .     3
     1.03   Incorporation by Reference of Trust Indenture
             Act  . . . . . . . . . . . . . . . . . . . .     3
     1.04   Rules of Construction . . . . . . . . . . . .     4


                           ARTICLE 2

                        THE SECURITIES  . . . . . . . . .     4

     2.01   Issuable in Series  . . . . . . . . . . . . .     4
     2.02   Establishment of Terms and Form of Series of
             Securities . . . . . . . . . . . . . . . . .     4
     2.03   Execution, Authentication and Delivery  . . .     6
     2.04   Registrar and Paying Agent  . . . . . . . . .     8
     2.05   Payment on Securities . . . . . . . . . . . .     9
     2.06   Paying Agent to Hold Money in Trust . . . . .    10
     2.07   Securityholder Lists; Ownership of Securities    10
     2.08   Registration of Transfer and Exchange . . . .    11
     2.09   Replacement Securities  . . . . . . . . . . .    13
     2.10   Outstanding Securities  . . . . . . . . . . .    13
     2.11   Treasury Securities . . . . . . . . . . . . .    14
     2.12   Temporary Securities  . . . . . . . . . . . .    14
     2.13   Cancellation  . . . . . . . . . . . . . . . .    15
     2.14   Defaulted Interest  . . . . . . . . . . . . .    15
     2.15   CUSIP Numbers . . . . . . . . . . . . . . . .    15

                           ARTICLE 3

                          REDEMPTION  . . . . . . . . . .    16

     3.01   Notice to Trustee . . . . . . . . . . . . . .    16
     3.02   Selection of Securities to be Redeemed  . . .    16
     3.03   Notice of Redemption  . . . . . . . . . . . .    16
     3.04   Effect of Notice of Redemption  . . . . . . .    17
     3.05   Deposit of Redemption Price . . . . . . . . .    17
     3.06   Securities Redeemed in Part . . . . . . . . .    17

                           ARTICLE 4

                           COVENANTS  . . . . . . . . . .    17

     4.01   Payment of Securities . . . . . . . . . . . .    17
     4.02   Reports by SBC  . . . . . . . . . . . . . . .    18
     4.03   Statement as to Compliance  . . . . . . . . .    19
     4.04   Calculation of Original Issue Discount  . . .    19




*    This Table of Contents Does Not Constitute Part of the
     Indenture.

                           ARTICLE 5

                          SUCCESSORS  . . . . . . . . . .    19

     5.01   When SBC May Merge, etc.  . . . . . . . . . .    19


                           ARTICLE 6

                     DEFAULTS AND REMEDIES  . . . . . . .    19

     6.01   Events of Default . . . . . . . . . . . . . .    19
     6.02   Acceleration  . . . . . . . . . . . . . . . .    21
     6.03   Other Remedies Available to Trustee . . . . .    21
     6.04   Waiver of Existing Defaults . . . . . . . . .    22
     6.05   Control by Majority . . . . . . . . . . . . .    22
     6.06   Limitation on Suits by Securityholders  . . .    22
     6.07   Rights of Holders to Receive Payment  . . . .    23
     6.08   Collection Suits by Trustee . . . . . . . . .    23
     6.09   Trustee May File Proofs of Claim  . . . . . .    23
     6.10   Priorities  . . . . . . . . . . . . . . . . .    23
     6.11   Undertaking for Costs . . . . . . . . . . . .    24


                           ARTICLE 7

                            TRUSTEE . . . . . . . . . . .    24

     7.01   Duties of Trustee . . . . . . . . . . . . . .    24
     7.02   Rights of Trustee . . . . . . . . . . . . . .    25
     7.03   Individual Rights of Trustee  . . . . . . . .    26
     7.04   Trustee's Disclaimer  . . . . . . . . . . . .    26
     7.05   Notice of Defaults  . . . . . . . . . . . . .    26
     7.06   Reports by Trustee to Holders . . . . . . . .    26
     7.07   Compensation and Indemnity  . . . . . . . . .    26
     7.08   Replacement of Trustee  . . . . . . . . . . .    27
     7.09   Successor Trustee, Agents by Merger, etc. . .    29
     7.10   Eligibility; Disqualification . . . . . . . .    29
     7.11   Preferential Collection of Claims Against SBC
              . . . . . . . . . . . . . . . . . . . . . .    29


                           ARTICLE 8

                    DISCHARGE OF INDENTURE  . . . . . . .    29

     8.01   Termination of SBC's Obligations  . . . . . .    29
     8.02   Application of Trust Money  . . . . . . . . .    30
     8.03   Repayment to SBC  . . . . . . . . . . . . . .    30
     8.04   Indemnity for Government Obligations  . . . .    30


                           ARTICLE 9

                    AMENDMENTS AND WAIVERS  . . . . . . .    31

     9.01   Without Consent of Holders  . . . . . . . . .    31
     9.02   With Consent of Holders . . . . . . . . . . .    31
     9.03   Compliance with Trust Indenture Act . . . . .    32
     9.04   Revocation and Effect of Consents . . . . . .    32
     9.05   Notation on or Exchange of Securities . . . .    33
     9.06   Trustee Protected . . . . . . . . . . . . . .    33

     9.07   Execution of Supplemental Indentures  . . . .    33


                          ARTICLE 10

                         MISCELLANEOUS  . . . . . . . . .    33

     10.01   Trust Indenture Act Controls . . . . . . . .    33
     10.02   Notices  . . . . . . . . . . . . . . . . . .    33
     10.03   Communication by Holders with Other Holders     34
     10.04   Certificate and Opinion as to Conditions
             Precedent  . . . . . . . . . . . . . . . . .    34
     10.05   Statements Required in Certificate or
             Opinion  . . . . . . . . . . . . . . . . . .    34
     10.06   Rules by Trustee and Agents  . . . . . . . .    35
     10.07   Legal Holidays . . . . . . . . . . . . . . .    35
     10.08   Governing Law  . . . . . . . . . . . . . . .    35
     10.09   No Adverse Interpretation of Other
             Agreements . . . . . . . . . . . . . . . . .    35
     10.10   No Recourse Against Others . . . . . . . . .    35
     10.11   Acts of Holders  . . . . . . . . . . . . . .    35
     10.12   Execution in Counterparts  . . . . . . . . .    37


SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . .  37

     INDENTURE dated as of November 1, 1994 between SOUTHWESTERN BELL CORPORATION, a Delaware corporation ("SBC"), and THE BANK OF NEW YORK, a New York banking company duly organized and validly existing under the laws of the State of New York ("Trustee").

                        RECITALS OF SBC

     SBC has duly authorized the execution and delivery of this Indenture for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness
("Securities") as herein provided.

     All things necessary to make this Indenture a valid agreement of SBC, in accordance with its terms, have been done.

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities:


                           ARTICLE 1

          DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  Definitions.

     "Affiliate" means any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, SBC.

     "Agent" means any Paying Agent, Registrar, or co-
Registrar.

     "Authorized Newspaper" means a newspaper of general circulation, in an official language of the country of publication or in the English language, customarily published on days other than Legal Holidays, as defined in Section 10.07, in such country. Whenever successive weekly publications in an Authorized Newspaper are required hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

     "Board of Directors" means the Board of Directors of SBC, or any duly authorized committee thereof.

     "Board Resolution" means a copy of a resolution of the Board of Directors, certified by the Secretary or an Assistant
Secretary of SBC to have been duly adopted by the Board of Directors and to be in full force and effect.

     "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     "Depository" means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depository by SBC pursuant to Section 2.02.

     "Global Security" means a Security in the form prescribed in Section 2.02 evidencing all or part of a Series of Securities, issued to the Depository for such series or its nominee, and registered in the name of such Depository or nominee.

     "Holder" or "Securityholder" means the bearer of an Unregistered Security or of a coupon appertaining thereto or the person in whose name a Registered Security is registered on the Registrar's books.

     "Indenture" means this Indenture as amended or supplemented from time to time including, for all purposes of this instrument and any such amendment or supplement, the provisions of the TIA that are deemed to be a part of and govern this instrument and any such amendment or supplement, respectively. The term "Indenture" shall also include the forms and terms of a particular Series of Securities established as contemplated hereunder.

     "Officer" means the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President, any Vice-President, the Treasurer or the Secretary of SBC.

     "Officers' Certificate" means a certificate signed by two
Officers or by any Officer and an Assistant Treasurer or an Assistant Secretary of SBC.

     "Opinion of Counsel" means a written opinion of legal counsel who is acceptable to SBC and the Trustee. Counsel may be an employee of or counsel to SBC or the Trustee.

     "Order" means an order in the name of SBC signed by two
Officers or by any Officer and an Assistant Treasurer or an Assistant Secretary of SBC.

     "Original Issue Discount Security" means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

     "Principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

     "Registered Security" means any Security issued hereunder and registered by the Registrar.

     "Responsible Officer", when used with respect to the Trustee, shall mean the chairman or any vice-chairman of the board of directors or trustees, the chairman or any vice-chairman of the executive committee of the board of directors or trustees, the president, any vice-president, the treasurer, the secretary, any trust officer, any second or assistant vice-president or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

     "SBC" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

     "SEC" means the Securities and Exchange Commission.

     "Series" or "Series of Securities" means a series of Securities.

     "Securities" means the debentures, notes or other obligations of SBC issued, authenticated and delivered under this Indenture.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by SBC or by one or more other of its Subsidiaries, or by SBC and one or more other of its Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor and if, at any time, there is more than one Trustee, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to that Series.

     "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or a political subdivision thereof, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

     "United States" means the United States of America
(including the States and the District of Columbia), its territories, its possessions and all other areas subject to its jurisdiction.

     "Unregistered Security" means any Security issued hereunder which is not a Registered Security.

     "Yield to Maturity" means the yield to maturity, calculated by SBC at the time of issuance of a Series of Securities or, if applicable, at the most recent determination of interest on such Series in accordance with accepted financial practice.

SECTION 1.02   Other Definitions.

     Term                               Section
     "Bankruptcy Law". . . . . . . . . . . .    6.01
     "Custodian" . . . . . . . . . . . . . .    6.01
     "Event of Default"  . . . . . . . . . .    6.01
     "Legal Holiday" . . . . . . . . . . . .   10.07
     "Paying Agent"  . . . . . . . . . . . .    2.04
     "Registrar" . . . . . . . . . . . . . .    2.04
     "U.S. Government Obligations" . . . . .    8.01

SECTION 1.03   Incorporation by Reference of Trust Indenture
Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means SBC.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them therein.

SECTION 1.04   Rules of Construction.

     Unless the context otherwise requires:

             (1)  a term has the meaning assigned to it;

             (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States of America.

             (3)  "or" is not exclusive; and

             (4) words in the singular include the plural, and words in the plural include the singular.


                           ARTICLE 2

                        THE SECURITIES

SECTION 2.01   Issuable in Series.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. There may be Registered Securities and Unregistered Securities within a Series and the Unregistered Securities may be subject to such restrictions, and contain such legends, as may be required by United States laws and regulations. Except as provided in the foregoing sentence or as otherwise provided by or pursuant to the Board Resolution referred to in Section 2.02, all Securities of a Series shall be identical in all respects. Securities of different Series may differ in any respect; provided that all Series of Securities shall be equally and ratably entitled to the benefits of this Indenture.

SECTION 2.02   Establishment of Terms and Form of Series of
Securities.

     (a) At or prior to the issuance of any Series of Securities, the following shall be established either by or pursuant to a Board Resolution, and set forth in an Officers'
Certificate, or by an indenture supplemental hereto:

             (1)  the title of the Securities of the Series
     (which title shall distinguish the Securities of the Series from the Securities of all other Series and from all other securities issued by SBC);

             (2) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to
     Section 2.08, 2.09, 2.12, 3.06 or 9.05);

             (3) the date or dates on which the principal of the Securities of the Series is payable;

             (4) the rate or rates at which the Securities of the Series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and, with respect to Registered Securities, the record date for the interest payable on any interest payment date;

             (5) the place or places where the principal of and interest on Registered and any Unregistered
     Securities of the Series shall be payable;

             (6) the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the Series may be redeemed, in whole or in part, at the option of SBC;

             (7) the obligation, if any, of SBC to redeem or purchase Securities of the Series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

             (8) if in other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the Series shall be issuable;

             (9) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration or acceleration of the maturity thereof pursuant to Section
     6.02;

             (10) whether Securities of the Series shall be issuable as Registered Securities or Unregistered Securities (with or without interest coupons), or both, and any restrictions applicable to the offering, sale or delivery of Unregistered Securities and whether, and the terms upon which, Unregistered Securities of a Series may be exchanged for Registered Securities of the same Series and vice versa;

             (11) whether and under what circumstances SBC will pay additional amounts on the Securities of that Series held by a person who is not a U.S. person in respect of taxes or similar charges withheld or deducted and, if so, whether SBC will have the option to redeem such Securities rather than pay such additional amounts;

             (12)  the currency or currencies, including
     composite currencies, in which payment of the principal of and interest on the Securities of the Series shall be payable (if other than the currency of the United States of America);

             (13) if the amount or payments of principal of or interest on the Securities of the Series may be determined with reference to an index, the manner in which such amounts shall be determined;

             (14) the obligation, if any, of SBC to permit the conversion or exchange of the Securities of the Series into other securities (whether or not issued by, or the obligation of, SBC), and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period and any other provisions in addition to or in lieu of those set forth in this Indenture relative to such obligation;

             (15) whether the Securities of the Series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depository for such Global Security or Securities, which Depository shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended;

             (16) any other terms of the Series (which terms shall not be inconsistent with the provisions of this Indenture), including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Securities of that Series;

             (17) the form of the Securities (or forms thereof if Unregistered and Registered Securities shall be issuable in such Series, including such legends as may be required by United States laws or regulations, the form of any coupons or temporary global Security which may be issued and the forms of any certificates which may be required hereunder or under United States laws or regulations in connection with the offering, sale, delivery or exchange of Unregistered Securities); and

             (18)  the CUSIP number, if any.

     (b) If the terms and form or forms of any Series of Securities are established by or pursuant to a Board Resolution, SBC shall deliver a copy of such Board Resolution to the Trustee at or prior to the issuance of such Series with
(1) the form or forms of Security which have been approved attached thereto, or (2) if such Board Resolution authorized Officers to approve the terms and form or forms of the Securities, an Officers' Certificate approving the terms and form or forms of Security with such form or forms of Securities attached thereto.

SECTION 2.03   Execution, Authentication and Delivery.

     (a) Securities shall be executed on behalf of SBC by its Chairman of the Board of Directors or a Vice-Chairman of the Board of Directors or its President or a Vice-President, and its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary. Signatures shall be manual or facsimile. SBC's seal shall be reproduced on the Securities and may, but need not, be attested. The coupons of Unregistered Securities shall bear the facsimile signature of the Treasurer or an Assistant Treasurer of SBC.

     (b)  If an Officer, an Assistant Treasurer or an
Assistant Secretary of SBC whose signature is on a Security or coupon no longer holds that office at the time the Security is authenticated, the Security or coupon shall be valid nevertheless.

     (c) A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent and no coupon shall be valid until the Security to which it appertains has been so authenticated. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Each Registered Security shall be dated the date of its authentication, and each Unregistered Security shall be dated as provided in connection with the establishment of the Series thereof.

     (d) The Trustee shall at any time, and from time to time, authenticate and deliver Securities of any Series executed and delivered by SBC for original issue in an aggregate principal amount not in excess of the principal amount authorized for such Series, upon receipt by the Trustee of (i) an Order for the authentication and delivery of such Securities, (ii) if the terms and form or forms of the Securities of such Series have been established by or pursuant to a Board Resolution as permitted by Section 2.02, a copy of such Board Resolution and any Officers' Certificate that may be required pursuant to Section 2.02(b), and (iii) an Opinion of Counsel stating,

             (1)  if the form of such Securities has been
     established by or pursuant to a Board Resolution as permitted by Section 2.02, that such form has been established in conformity with the provisions of this Indenture;

             (2) if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 2.02, that such terms have been established in conformity with the provisions of this Indenture; and

             (3) that such Securities, when authenticated and delivered by the Trustee and issued by SBC in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of SBC entitled to the benefits of the Indenture.

     Notwithstanding the provisions of Section 2.02 and of the preceding paragraph, if all Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 2.02(b) or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such Series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued.

     If the terms and form or forms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 2.02, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will adversely affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     Notwithstanding the foregoing, until SBC has delivered an Officers' Certificate to the Trustee and the Registrar stating that, as a result of the action described, SBC would not suffer adverse consequences under the provisions of United States law or regulations in effect at the time of the delivery of Unregistered Securities, (i) delivery of Unregistered Securities by the Trustee or Registrar will be made only outside the United States and (ii) Unregistered Securities will be released by the Trustee or Registrar in definitive form to the person entitled to physical delivery thereof only upon presentation of a certificate in the form prescribed by SBC.

     (e) If SBC shall establish pursuant to Section 2.02 that the Securities of a Series are to be issued in whole or in part in the form of one or more Global Securities, then SBC shall execute and the Trustee shall, in accordance with this Section and SBC's Order with respect to such Series, authenticate and deliver one or more Global Securities that
(i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of outstanding Securities of such series to be represented by one or more Global Securities; (ii) shall be registered in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instruction and (iv) shall bear a legend substantially to the following effect: "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. Unless and until it is exchanged in whole or in part for Securities in definitive form in accordance with the provisions of the Indenture and the terms of the Securities, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository."

     Each depository designated pursuant to Section 2.02 for a Global Security must, at the time of its designation and at all times while it serves as Depository, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

     (f) The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with SBC or an Affiliate thereof.

SECTION 2.04   Registrar and Paying Agent.

     SBC shall maintain in the Borough of Manhattan, The City of New York, State of New York, an office or agency where Registered Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where (subject to Sections 2.05(c) and 2.08(b)) Securities may be presented for payment or for exchange ("Paying Agent"). With respect to any Series of Securities issued in whole or in part as Unregistered Securities, SBC shall maintain one or more Paying Agents located outside the United States and shall maintain such Paying Agents for a period of two years after the principal of such Unregistered Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax law or regulations, SBC will maintain a Paying Agent outside the United States to which the Unregistered Securities or coupons appertaining thereto may be presented for payment and will provide the necessary funds therefor to such Paying Agent upon reasonable notice. The Registrar shall keep a register with respect to each Series of Securities issued in whole or in part as Registered Securities and to their transfer and exchange. SBC may appoint one or more co-Registrars acceptable to the Trustee and one or more additional Paying Agents for each Series of Securities and SBC may terminate the appointment of any co-Registrar or Paying Agent at any time upon written notice. The term "Registrar" includes any co-Registrar. The term "Paying Agent" includes any additional Paying Agent. SBC shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If SBC fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

     SBC initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.05   Payment on Securities.

     (a) Subject to the following provisions, SBC will pay to the Trustee the amounts, in such coin or currency as is at the time legal tender for the payment of public or private debt, in the manner, at the times and for the purposes set forth herein and in the text of the Securities for each Series, and SBC hereby authorizes and directs the Trustee from funds so paid to it to make or cause to be made payment of the principal of and interest, if any, on the Securities and coupons of each Series as set forth herein and in the text of such Securities and coupons. The Trustee will arrange directly with any Paying Agents for the payment, or the Trustee will make payment, from funds furnished by SBC, of the principal and interest, if any, on the Securities and coupons of each Series by check drawn upon a bank in The City of New York.

     (b) Interest, if any, on Registered Securities of a Series shall be paid on each interest payment date for such Series to the Holder thereof at the close of business on the relevant record dates specified in the Securities of such Series. SBC may pay such interest by check mailed to such Holder's address as it appears on the register for Securities of such Series. Principal of Registered Securities shall be payable only against presentation and surrender thereof at the office of the Paying Agent in New York, New York, unless SBC shall have otherwise instructed the Trustee in writing.

     (c) To the extent provided in the Securities of a Series, (i) interest, if any, on Unregistered Securities shall be paid only against presentation and surrender of the coupons for such interest installments as are evidenced thereby as they mature and (ii) original issue discount (as defined in Section 1273 of the Internal Revenue Code of 1986, as amended), if any, on Unregistered Securities shall be paid only against presentation and surrender of such Securities, in either case at the office of a Paying Agent located outside of the United States, unless SBC shall have otherwise instructed the Trustee in writing. Principal of Unregistered Securities shall be paid only against presentation and surrender thereof as provided in the Securities of a Series. If at the time a payment of principal of or interest, if any, or original issue discount, if any, on an Unregistered Security or coupon shall become due the payment of the full amount so payable at the office or offices of all the Paying Agents outside the United States is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the payment of such amount in the United States currency, then SBC may instruct the Trustee to make such payments at the office of a Paying Agent located in the United States, provided that provision for such payment in the United States would not cause such Unregistered Security to be treated as a "registration-required obligation" under United States law and regulations.

SECTION 2.06   Paying Agent to Hold Money in Trust.

     SBC will require each Paying Agent for any Series of Securities other than the Trustee to agree in writing that it will hold all sums held by it for the payment of principal of and interest on Securities of that Series in trust for the benefit of the persons entitled thereto until such sums are paid to such persons or otherwise disposed of as herein provided, and that the Paying Agent will notify promptly the Trustee of any default by SBC in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If SBC acts as Paying Agent, it shall segregate the money held by it for the payment of principal of and interest on any Series of Securities and hold such money as a separate trust fund. SBC at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon so doing the Paying Agent shall have no further liability for the money so paid.

SECTION 2.07   Securityholder Lists; Ownership of Securities.

     (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list received by or furnished to it of the names and addresses of Holders of Securities. If the Trustee is not the Registrar or if Unregistered Securities are outstanding under the Indenture, SBC shall furnish to the Trustee semiannually on or before the last day of June and December in each year, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, containing all the information in the possession or control of the Registrar, any co-Registrar, SBC or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of Securities.

     (b) Ownership of Registered Securities of a Series shall be proved by the register for such Series kept by the Registrar. Ownership of Unregistered Securities may be proved by the production of such Unregistered Securities or by a certificate or affidavit executed by the person holding such Unregistered Securities or by a depository with whom such Unregistered Securities were deposited, if the certificate or affidavit is satisfactory to the Trustee. SBC, the Trustee, and any agent of SBC may treat the bearer of any Unregistered Security or coupon and the person in whose name a Registered Security is registered as the absolute owner thereof for all purposes.

     (c) Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent SBC, the Trustee or any agent of SBC or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depository or impair, as between a Depository and holders of beneficial interests in any Global Security, the operation of customary practices governing the exercise of the rights of the Depository as Holder of such Global Security. None of SBC, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 2.08   Registration of Transfer and Exchange.

     (a) When Registered Securities of a Series are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Registered Securities of the same Series and of like tenor of other authorized denominations, the Registrar shall register the transfer or make the exchange if its customary requirements for such transactions are met.

     (b) If both Registered and Unregistered Securities are authorized for a Series of Securities and the terms of such Securities permit, Unregistered Securities may be exchanged for an equal principal amount of Registered or Unregistered Securities of the same Series and of like tenor in any authorized denominations upon delivery to the Registrar (or a Paying Agent, if the exchange is for Unregistered Securities) of the Unregistered Security with all unmatured coupons and all matured coupons in default appertaining thereto and if all other requirements of the Registrar (or such Paying Agent) and such Securities for such exchange are met.

     Notwithstanding the foregoing, the exchange of Unregistered Securities for Registered Securities will be subject to the satisfaction of the provisions of United States law and regulations in effect at the time of such exchange, and no exchange will be made until SBC has notified the Trustee and the Registrar that, as a result of such exchange, SBC would not suffer adverse consequences under such law or regulations.

     (c) To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities upon surrender of Securities for registration of transfer or for exchange as provided in this Section. SBC will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, but not for any exchange pursuant to Section 2.12, 3.06 or 9.05.

     (d) Neither SBC nor the Registrar shall be required (i) to issue, register the transfer of or exchange Securities of any Series for the period beginning at the opening of business 15 days immediately preceding the selection of any such Securities to be redeemed and ending at the close of business on the day of first publication of the relevant notice of redemption or, if there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

     (e) Unregistered Securities or any coupons appertaining thereto shall be transferable by delivery.

     (f) Notwithstanding the foregoing, any Global Security shall be exchangeable pursuant to this Section 2.08 for Securities registered in the names of Persons other than the Depository for such Security or its nominee only if (i) such Depository notifies SBC that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) SBC executes and delivers to the Trustee an Order that such Global Security shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as such Depository shall direct.

     Notwithstanding any other provision in this Indenture, a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

     (g) If at any time the Depository for the Securities of a Series notifies SBC that it is unwilling or unable to continue as Depository for the Securities of such Series or if at any time the Depository for the Securities of such Series shall no longer be eligible under Section 2.03, SBC shall appoint a successor Depository with respect to the Securities of such Series. If a successor Depository for the Securities of such Series is not appointed by SBC within 90 days after SBC receives such notice or becomes aware of such ineligibility, SBC's election pursuant to Section 2.02(15) shall no longer be effective with respect to the Securities of such series and SBC will execute, and the Trustee, upon receipt of the Order for the authentication and delivery of definitive Securities of such Series, will authenticate and deliver, Securities of such Series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Series in exchange for such Global Security or Securities.

     SBC may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event SBC will execute, and the Trustee, upon receipt of the Order for the authentication and delivery of the definitive Securities of such Series, will authenticate and deliver, Securities of such Series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Series in exchange for such Global Security or Securities.

     If (a) there shall have occurred and be continuing an Event of Default (as defined in Section 6.01) or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to a Series of Securities issued in the form of one or more Global Securities, or (b) if specified by SBC pursuant to
Section 2.02 with respect to a Series of Securities, the Depository for such Series of Securities may surrender a Global Security for such Series of Securities in exchange in whole or in part for Securities of such Series in definitive form. Thereupon, SBC shall execute, and the Trustee shall authenticate and deliver, without service closing charge:

             (i)  to each person specified by such
     Depository a new Security or Securities of the same series, of any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such person's beneficial interest in the Global Security; and

             (ii) to such Depository a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

     In any exchange provided for in any of the preceding three paragraphs, SBC will execute and the Trustee will authenticate and deliver Securities in definitive registered form in authorized denominations.

     Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be canceled by the Trustee. Registered Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.

SECTION 2.09   Replacement Securities.

     (a) If a mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, SBC shall issue and the Trustee shall authenticate and deliver in exchange therefor a replacement Registered Security, if such surrendered security was a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the surrendered Security, if such surrendered Security was an Unregistered Security, of the same Series and of like tenor, if the Trustee's requirements are met.

     (b) If the Holder of a Security claims that the Security or any coupon appertaining thereto has been lost, destroyed or wrongfully taken, SBC shall issue (and the Trustee shall authenticate) a replacement Registered Security of like tenor, if such Holder's claim pertains to a Registered Security, or a replacement Unregistered Security of like tenor with coupons corresponding to the coupons appertaining to the lost, destroyed or wrongfully taken Unregistered Security or the Unregistered Security to which such lost, destroyed or wrongfully taken coupon appertains, if such Holder's claim pertains to an Unregistered Security, of the same Series and of like tenor, if the Trustee's requirements are met; provided, however, that the Trustee or SBC may require any such Holder to provide to the Trustee and SBC security or indemnity sufficient in the judgment of SBC and the Trustee to protect SBC, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security or any coupon appertaining thereto is replaced. SBC may charge the party requesting a replacement Security for its expenses in replacing a Security.

     (c) Every replacement Security is an additional obligation of SBC.

     (d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

SECTION 2.10   Outstanding Securities.

     (a) Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

     (b) If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     (c) If a Paying Agent (other than SBC) holds on a redemption date or maturity date money sufficient to pay all amounts due on Securities of any Series on that date, then on and after that date all Securities of such Series due on such date cease to be outstanding and interest on them ceases to accrue, provided that if the Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     (d)  A Security does not cease to be outstanding because
SBC or an Affiliate holds the Security.

     (e) In determining whether the Holders of the requisite principal amount of Securities of any Series have concurred in any direction, waiver or consent, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof pursuant to Section 6.02 and (ii) the principal amount of a Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security.

SECTION 2.11   Treasury Securities.

     In determining whether the Holders of the requisite principal amount of Securities of any Series have concurred in any direction, waiver or consent, Securities of such Series owned by SBC or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of such Series which the Trustee knows are so owned shall be so disregarded. Securities of such Series owned by SBC or which have been pledged in good faith may be considered by the Trustee if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to so act with respect to such Securities and that the pledgee is not SBC or an Affiliate.

SECTION 2.12   Temporary Securities.

     (a) Until definitive Registered Securities of any Series are ready for delivery, SBC may prepare and execute and the Trustee shall authenticate temporary Registered Securities of such Series. Temporary Registered Securities of any Series shall be substantially in the form of definitive Registered Securities of such Series but may have variations that SBC considers appropriate for temporary Securities. Every temporary Registered Security shall be executed by SBC and authenticated by the Trustee, and registered by the Registrar, upon the same conditions, and with like effect, as a definitive Registered Security. Without unreasonable delay, SBC shall prepare and the Trustee shall authenticate definitive Registered Securities of the same Series and of like tenor in exchange for temporary Registered Securities.

     (b) Until definitive Unregistered Securities of any Series are ready for delivery, SBC may prepare and execute and the Trustee shall authenticate one or more temporary Unregistered Securities, which may have coupons attached or which may be in the form of a single temporary global Unregistered Security of that Series without coupons. The temporary Unregistered Security or Securities of any Series shall be substantially in the form approved by or pursuant to a Board Resolution and shall be delivered to one of the Paying Agents located outside the United States or to such other person or persons as SBC shall direct against such certifications as SBC may from time to time prescribe. The temporary Unregistered Security or Securities of a Series shall be executed by SBC and authenticated by the Trustee upon the same conditions, and with like effect, as a definitive Unregistered Security of such Series, except as provided herein or in the Board Resolution or supplemental indenture relating thereto. A temporary Unregistered Security or Securities shall be exchangeable for definitive Unregistered Securities of like tenor at the time and on the conditions, if any, specified in the temporary Security.

     Upon any exchange of a part of a temporary Unregistered Security of a Series for definitive Unregistered Securities of such Series and of like tenor, the temporary Unregistered Security shall be endorsed by the Trustee or Paying Agent to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of the definitive Unregistered Securities of such Series and of like tenor so exchanged and endorsed.

SECTION 2.13   Cancellation.

     SBC at any time may deliver Securities and coupons to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities and coupons surrendered to them for registration of transfer, for exchange or for payment. The Trustee shall cancel all Securities and coupons surrendered for registration of transfer, exchange, payment or cancellation and may dispose of cancelled Securities and coupons as SBC directs; provided, however, that any Unregistered Securities of a Series delivered to the Trustee for exchange prior to maturity shall be retained by the Trustee for reissue as provided herein or in the Securities of such Series. SBC may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation, provided that the Trustee shall not be required to destroy cancelled Securities but may be required to deliver such Securities to SBC upon demand.

SECTION 2.14  Defaulted Interest.

     If SBC defaults on a payment of interest on a Series of Securities, SBC shall pay the defaulted interest as provided in such Securities or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed and acceptable to the Trustee. With respect to Registered Securities, the Trustee may pay the defaulted interest, plus any interest payable on the defaulted interest, to the Holders of such Registered Securities on a subsequent special record date. SBC shall fix the record date and the payment date. At least 15 days before the record date SBC shall mail to such Holders a notice that states the record date, the payment date and the amount of interest to be paid.

SECTION 2.15  CUSIP Numbers.

     SBC in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                           ARTICLE 3

                          REDEMPTION

SECTION 3.01   Notice to Trustee.

     SBC may, with respect to any Series of Securities, reserve the right to redeem and pay such Series of Securities or any part thereof, or may covenant to redeem and pay the Series of Securities or any part thereof, before maturity at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and SBC wants or is obligated to redeem all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of the Series of Securities to be redeemed. SBC shall give such notice at least 75 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

SECTION 3.02   Selection of Securities to be Redeemed.

     If less than all the Securities of a Series are to be redeemed, the Trustee, not more than 75 days prior to the redemption date, shall select the Securities of the Series to be redeemed pro rata or by lot or in such other manner as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from Securities of the Series that are outstanding and that have not previously been called for redemption. Securities of the Series and portions of them selected by the Trustee shall be in amounts of $1,000 or integral multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.02(a)(8), in amounts equal to the minimum principal denomination for each such Series and integral multiples thereof. Provisions of this Indenture that apply to Securities of that Series called for redemption also apply to portions of Securities of that Series called for redemption. The Trustee shall promptly notify SBC in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

SECTION 3.03  Notice of Redemption.

     (a) At least 30 days but not more than 60 days before a redemption date, SBC shall mail a notice of redemption by first-class mail to each Holder of Registered Securities that are to be redeemed.

     (b) If Unregistered Securities are to be redeemed, notice of redemption shall be published in an Authorized Newspaper in each of The City of New York, London and, if such Securities to be redeemed are listed on the Luxembourg Stock Exchange, Luxembourg twice in different calendar weeks, the first publication to be not less than 30 nor more than 60 days before the redemption date.

     (c) All notices shall identify the Series of Securities to be redeemed and shall state:

             (1)  the redemption date;

             (2)  the redemption price;

             (3) if less than all the outstanding Securities of a Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

             (4)  the name and address of the Paying Agent;

             (5) that Securities of the Series called for redemption and all unmatured coupons, if any, appertaining thereto must be surrendered to the Paying
     Agent to collect the redemption price; and

             (6) that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date.

     At SBC's request, the Trustee shall give the notice of redemption in SBC's name and at its expense.

SECTION 3.04   Effect of Notice of Redemption.

     Once notice of redemption is mailed or published, Securities of a Series called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent of such Securities together with all unmatured coupons, if any, appertaining thereto, such Securities shall be paid at the redemption price plus accrued interest to the redemption date, but installments of interest due on or prior to the redemption date will be payable, in the case of Unregistered Securities, to the bearers of the coupons for such interest upon surrender thereof and, in the case of Registered Securities, to the Holders of such Securities of record at the close of business on the relevant record dates.

SECTION 3.05   Deposit of Redemption Price.

     On or before the redemption date, SBC shall deposit with the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) interest accrued to the redemption date on all Securities to be redeemed on that date.

SECTION 3.06   Securities Redeemed in Part.

     Upon surrender of a Security that is redeemed in part, SBC shall issue and the Trustee shall authenticate for the Holder of that Security a new Security or Securities of the same Series and like tenor and the same form in authorized denominations equal in aggregate principal amount to the unredeemed portion of the Security surrendered. If a Global Security is so surrendered, such new Security so issued shall be a new Global Security.

                           ARTICLE 4

                           COVENANTS

SECTION 4.01   Payment of Securities.

     SBC shall pay or cause to be paid the principal of and interest on the Securities on the dates and in the manner provided herein and in the Securities.

     SBC shall pay interest on overdue principal of a Security of any Series at the rate of interest (or, in the case of Original Issue

Discount Securities, Yield to Maturity) borne by the Securities of that Series, and, to the extent lawful, it shall pay interest on overdue installments of interest at the same rate.

SECTION 4.02   Reports by SBC.

     SBC agrees:

     (a) to file with the Trustee, within 15 days after SBC is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which SBC may be required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if SBC is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

     (b) to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents, and reports with respect to compliance by SBC with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

     (c) to transmit by mail to all Holders of Registered Securities, as the names and addresses of such Holders appear on the register for each Series of Securities, to such Holders of Unregistered Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose and to all Holders of Securities whose names and addresses have been furnished to the Trustee pursuant to Section 2.07, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Corporation pursuant to subsections (a) and (b) of this
Section 4.02 as may be required by rules and regulations prescribed from time to time by the SEC.

SECTION 4.03  Statement as to Compliance.

     SBC will deliver to the Trustee annually, commencing [no more than one year after closing] [date], a certificate, from its principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signer thereof the Company is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if SBC shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

SECTION 4.04  Calculation of Original Issue Discount.

     SBC shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year.


                           ARTICLE 5

                          SUCCESSORS


SECTION 5.01   When SBC May Merge, etc.

      SBC may not consolidate with, or merge into, or be merged into, or transfer or lease its properties and assets substantially as an entirety to, any person, unless the person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia, the person assumes by supplemental indenture all the obligations of SBC under this Indenture and the Securities and any coupons appertaining thereto, shall have provided for conversion or exchange rights in accordance with the terms of any Securities contemplating conversion or exchange pursuant to
Section 2.01(a)(14), and, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing. The surviving, transferee or lessee corporation shall be the successor to SBC and SBC, except in the case of a lease, shall be relieved of all obligations under this Indenture and the Securities.


                           ARTICLE 6

                     DEFAULTS AND REMEDIES

SECTIONS 6.01   Events of Default.

     An "Event of Default" occurs with respect to the Securities of any Series if:

     (1) SBC defaults in the payment of interest on any Security of that Series when the same becomes due and payable and the Default continues for a period of 90 days;

     (2) SBC defaults in the payment of the principal of any Security of that Series when the same becomes due and payable at maturity, upon redemption or otherwise;

     (3) SBC fails to comply with any of its other agreements in the Securities of that Series, or in any supplemental indenture under which the Securities of that Series may have been issued or in the Indenture (other than an agreement included solely for the benefit of Series of Securities other than that Series) and the Default continues for the period and after the notice specified below;

     (4) SBC pursuant to or within the meaning of any Bankruptcy Law:

             (A)  commences a voluntary case,

             (B) consents to the entry of an order for relief against it in an involuntary case,

             (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

             (D) makes a general assignment for the benefit of its creditors; or

     (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (A) is for relief against SBC in an involuntary case,

             (B) appoints a Custodian of SBC or for all or substantially all of its property, or

             (C) orders the liquidation of SBC, and the order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of all the outstanding Securities of that Series notify SBC (and the Trustee in the case of notification by such Holders) of the Default and SBC does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

     Upon receipt by the Trustee of any Notice of Default pursuant to this Section 6.01 with respect to Securities of a Series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of outstanding Securities of such Series entitled to join in such Notice of Default, which record date shall be at the close of business on the day the Trustee receives such Notice of Default. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided, that unless Holders of at least 10% in principal amount of the outstanding Securities of such Series, or their proxies, shall have joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new Notice of Default identical to a Notice of Default which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 6.01.

SECTION 6.02   Acceleration.

     If an Event of Default occurs with respect to the Securities of any Series and is continuing, the Trustee, by notice to SBC, or the Holders of at least 25% in principal amount of all of the outstanding Securities of that Series, by notice to SBC and the Trustee, may declare the principal (or, if any of the Securities of that Series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of, and any accrued interest on, all the Securities of that Series to be due and payable. Upon such declaration, such principal (or, in the case of Original Issue Discount Securities, such specified amount) and any accrued interest shall be due and payable immediately. The Holders of a majority in principal amount of all of the Securities of that Series, by notice to SBC and the Trustee, may rescind such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that have become due solely because of the acceleration.

     Upon receipt by the Trustee of any declaration of acceleration, or rescission thereof, with respect to Securities of a Series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of outstanding Securities of such Series entitled to join in such declaration of acceleration, or rescission, as the case may be, which record date shall be at the close of business on the date the Trustee receives such declaration of acceleration, or rescission, as the case may be. The Holders on such record date, or their duly designated proxies, and only such persons, shall be entitled to join in such declaration of acceleration, or rescission, as the case may be, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission thereof, as the case may be, that is identical to a declaration of acceleration, or rescission thereof, which has been canceled pursuant to the proviso to the preceding sentence, in which even a new record date shall be established pursuant to the provisions of this Section 6.02.

SECTION 6.03   Other Remedies Available to Trustee.

     (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Securities of the Series that is in Default or to enforce the performance of any provision of the Securities of that Series or this Indenture.

     (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. To the extent permitted by law no remedy is exclusive of any other remedy and all available remedies are cumulative.

SECTION 6.04   Waiver of Existing Defaults.

     The Holders of a majority in principal amount of any Series of Securities by notice to the Trustee may waive an existing Default with respect to that Series and its consequences except a Default in the payment of principal of or interest on any Security.

     SBC may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have waived such default prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be canceled and of no further effect.

SECTION 6.05   Control by Majority.

     The Holders of a majority in principal amount of the Securities of each Series affected (with each such Series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to Securities of that Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that is unduly prejudicial to the rights of the Securityholders of that Series.

     Upon receipt by the Trustee of any such direction with respect to Securities of a Series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of outstanding Securities of such Series entitled to join in such direction, which record date shall be at the close of business on the day the Trustee receives such direction. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new direction identical to a direction which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this
Section 6.05.

SECTION 6.06   Limitation on Suits by Securityholders.

     A Securityholder may pursue a remedy with respect to this Indenture or the Securities of any Series only if:

     (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to Securities of that Series;

     (2) the Holders of at least 25% in principal amount of the Securities of that Series make a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (5) during such 60-day period, the Holders of a majority in principal amount of the Securities of that Series do not give the Trustee a direction inconsistent with the request.

     A Securityholder of any Series may not use this Indenture to prejudice the rights of another Securityholder of that Series or any other Series or to obtain a preference or priority over another Securityholder of that Series or any other Series.

SECTION 6.07   Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and (subject to Section 2.14) interest on the Security (whether at maturity or upon redemption), on or after the respective due dates expressed in the Security, the right of any Holder of a Security of a Series the terms of which provide for conversion or exchange as contemplated in
Section 2.01(a)(14) to have the Security be converted or exchanged as so provided, and the right of any Holder of a coupon to receive payment of (subject to Section 2.14) interest due as provided in such coupon, or to bring suit for the enforcement of any such payment on or after such respective dates or any such conversion or exchange right, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08   Collection Suits by Trustee.

     If an Event of Default specified in Section 6.01(1) or
(2) occurs with respect to Securities of any Series and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against SBC for the whole amount of the principal of and interest on Securities of that Series remaining unpaid.

SECTION 6.09   Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable, and take any and all actions authorized under the TIA, in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relating to SBC (or any other obligor upon the Securities), its creditors or its property.

SECTION 6.10   Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     FIRST:  to the Trustee for amounts due under Section
7.07;

     SECOND: to Holders of Securities in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

     THIRD:  to SBC.

     The Trustee may fix a record date (with respect to Registered Securities) and payment date for any such payment to Holders of Securities.

SECTION 6.11   Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable attorneys' fees, against any party litigant in the suit, in the manner and to the extent provided in the TIA. This Section does not apply to a suit by SBC, the Trustee, a Holder pursuant to Section 6.07, or a Holder or Holders of more than 10% in principal amount of the Securities of any Series.


                           ARTICLE 7

                            TRUSTEE

SECTION 7.01   Duties of Trustee.

     (a) The duties and responsibilities of the Trustee shall be as provided by the TIA. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of its rights and powers under this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of
Default:

             (1) Subject to the provisions of the TIA, the Trustee need perform only those duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

             (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

             (1) This paragraph does not limit the effect of paragraph (b) of this Section.

             (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

             (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
     Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and
(c) of this Section.

     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with SBC.
Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) Except as expressly provided herein, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.02   Rights of Trustee.

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection after consultation with SBC or require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Board Resolution, an Officers' Certificate, an Opinion of Counsel or the advice of counsel selected in consultation with SBC.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

SECTION 7.03   Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with SBC or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04   Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for SBC's use of the proceeds from the Securities and shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05   Notice of Defaults.

     If a Default occurs and is continuing with respect to the Securities of any Series and if it is known to the Trustee, the Trustee shall mail to each Holder of a Security of that Series entitled to receive reports pursuant to Section 4.02(c) (and, if Unregistered Securities of that Series are outstanding, shall cause to be published at least once in an Authorized Newspaper in each of The City of New York, London and, if Securities of that Series are listed on the Luxembourg Stock Exchange, Luxembourg) notice of the Default as and to the extent provided by the TIA. Except in the case of a Default in payment on the Securities of any Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Securityholders of that Series.

SECTION 7.06   Reports by Trustee to Holders.

     (a) Within 60 days after each anniversary date of the first issue of a Series of Securities, the Trustee shall mail to each Securityholder of that Series entitled to receive reports pursuant to Section 4.02(c) a brief report, dated as of such date, that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2).

     (b) At the time that it mails such a report to Securityholders of any Series, the Trustee shall file a copy of that report with the SEC and with each stock exchange on which the Securities of that Series are listed. SBC shall provide written notice to the Trustee when the Securities of any Series are listed on any stock exchange.

SECTION 7.07   Compensation and Indemnity.

     (a) SBC shall pay to the Trustee from time to time such compensation as SBC and the Trustee shall from time to time agree in writing for all services rendered by the Trustee hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. SBC shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

     (b) SBC shall indemnify each of the Trustee or any successor Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to the Trustee's own negligence or bad faith. The Trustee shall notify SBC promptly of any claim for which it may seek indemnity. SBC shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and SBC shall pay the reasonable fees and expenses of such counsel. SBC need not pay for any settlement made without its consent.

     (c) SBC need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its negligence or bad faith.

     (d) To secure the payment obligations of SBC pursuant to this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities of a Series.

     (e) If the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     (f) The provisions of this Section 7.07 shall survive termination of this Indenture and the resignation or removal of the Trustee.

SECTION 7.08   Replacement of Trustee.

     (a) The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     (b) The Trustee may resign with respect to the Securities of any Series by so notifying SBC. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and SBC. SBC may remove the Trustee with respect to Securities of any Series if:

             (1)  the Trustee fails to comply with
Section 7.10;

             (2) the Trustee is adjudged a bankrupt or an insolvent;

             (3) a receiver or public officer takes charge of the Trustee or its property; or

             (4)  the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to Securities of any Series, SBC shall promptly appoint a successor Trustee for such Series. Within one year after a successor Trustee with respect to the Securities of any Series takes office the Holders of a majority in principal amount of Securities of that Series may appoint a successor Trustee with respect to the Securities of that Series to replace the successor Trustee appointed by SBC.

     (d) If a successor Trustee with respect to the Securities of any Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, SBC or the Holders of at least 10% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.

     (e) If the Trustee with respect to the Securities of any Series fails to comply with Section 7.10, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and SBC. Thereupon, the resignation or removal of the retiring Trustee for any Series of Securities shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to all Series of Securities for which the successor Trustee is to be acting as Trustee under this Indenture. The retiring Trustee shall promptly transfer all property held by it as Trustee with respect to such Series of Securities to the successor Trustee subject to the lien provided for in Section 7.07. SBC shall give notice of each appointment of a successor Trustee for any Series of Securities by mailing written notice of such event by first-class mail to the Holders of Securities of such Series entitled to receive reports pursuant to Section 4.03(c) and, if any Unregistered Securities are outstanding, by publishing notice of such event once in an Authorized Newspaper in each of The City of New York, London, and, if Securities of that Series are listed on the Luxembourg Stock Exchange, Luxembourg.

     (g) All provisions of this Section 7.08 except subparagraphs (b)(1), (e) and (h) and the words "subject to the lien provided for in Section 7.07" in subparagraph (f) shall apply also to any Paying Agent located outside the United States and its possessions and required by
Section 2.04.

     (h) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) Series, SBC, the retiring Trustee and such successor Trustee shall execute and deliver a supplemental indenture wherein such successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

SECTION 7.09   Successor Trustee, Agents by Merger, etc.

     If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Trustee or Agent, as the case may be.

SECTION 7.10   Eligibility; Disqualification.

     This Indenture shall always have a Trustee with respect to each Series of Securities which satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $100,000,000, as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one Series or a trustee under all indentures now or hereafter existing pursuant to which indenture securities have been issued on which SBC is an obligor and which may be excluded under the proviso of TIA
Section 310(b)(1).

SECTION 7.11   Preferential Collection of Claims Against SBC.

     If and when the Trustee shall be or become a creditor of SBC (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against SBC (or any such other obligor).


                           ARTICLE 8

                    DISCHARGE OF INDENTURE

SECTION 8.01   Termination of SBC's Obligations.

     (a) SBC reserves the right to terminate all of its obligations under (i) this Indenture and the Securities, or
(ii) the Securities of any Series if SBC irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay, when due, the principal of and any interest on all the Securities or all the Securities of that Series, as the case may be, to maturity or redemption and if all other conditions set forth in the Securities of that Series are met. However, SBC's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.15, 4.01, 7.07, 7.08, 8.03 and 8.04 shall survive until the Securities are no longer outstanding. Thereafter SBC's obligations in Sections 7.07, 8.03 and 8.04 shall survive. Unless otherwise provided in the terms of Securities of a Series that are convertible or exchangeable as contemplated in Section 2.01(a)(14), SBC shall not be entitled to terminate its obligations under the Securities of that Series pursuant to this Section 8.01.

     (b) Before or after a deposit SBC may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

     (c)  After a deposit by SBC in accordance with this
Section in respect of the Securities of a Series, the Trustee upon request shall acknowledge in writing the discharge of SBC's obligations under the Securities of the Series in respect of which the deposit has been made and this Indenture with respect to the Securities of that Series except for those surviving obligations specified above.

     (d) In order to have money available on a payment date to pay principal of and interest on the Securities of any Series, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.

     (e)  "U.S. Government Obligations" means:

             (i)  direct obligations of the United States
     of America for the payment of which the full faith and credit of the United States of America are pledged; or

             (ii)  obligations of a person controlled or
     supervised by and acting as an agency or instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

provided, however, that U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.02   Application of Trust Money.

     The Trustee shall hold in trust all money or U.S. Government Obligations deposited with it pursuant to
Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities of each Series in respect of which the deposit shall have been made.

SECTION 8.03   Repayment to SBC.

     (a) The Trustee and the Paying Agent shall promptly pay to SBC upon request any excess money or securities held by them at any time.

     (b) The Trustee and the Paying Agent shall pay to SBC upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after such principal or interest became due. After payment to SBC, Securityholders entitled to the money must look to SBC for payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 8.04   Indemnity for Government Obligations.

     SBC shall pay and shall indemnify the Trustee and each Securityholder of each Series in respect of which the deposit shall have been made against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such obligations.

                           ARTICLE 9

                    AMENDMENTS AND WAIVERS

SECTION 9.01   Without Consent of Holders.

     SBC and the Trustee may enter into one or more supplemental indentures without consent of any Securityholder for any of the following purposes:

     (1) to cure any ambiguity, defect or inconsistency herein or in the Securities of any Series;

     (2) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as provided in Section 2.02, and to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any Series of Securities;

     (3)  to secure the Securities pursuant to Section 4.02;

     (4)  to comply with Section 5.01 or 5.02;

     (5) to provide for uncertificated Securities in addition to or in place of certificated Securities;

     (6) to add to the rights of the Holders of any Series of Securities or to surrender any right or power herein conferred on SBC;

     (7) to make provision with respect to the conversion or exchange rights of Holders pursuant to the requirements of the terms of Securities of a Series that is convertible or exchangeable as contemplated in Section 2.01(a)(14); or

     (8) to make any change that does not adversely affect the rights of any Securityholder.

SECTION 9.02   With Consent of Holders.

     (a) With the written consent of the Holders of a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (with each Series voting as a class), SBC and the Trustee may enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of this Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by Section 9.01, the rights of the Securityholders of each such Series. The Holders of a majority in principal amount of the outstanding Securities of each Series affected by such waiver (with each Series voting as a class), by notice to the Trustee, may waive compliance by SBC with any provision of this Indenture, any supplemental indenture or the Securities of any such Series except a Default in the payment of the principal of or interest on a Security. However, without the consent of each Securityholder affected, an amendment or waiver may not:

             (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

             (2) reduce the rate of or change the time for payment of interest on any Security;

             (3) reduce the principal of or change the fixed maturity of any Security;

             (4)  waive a Default in the payment of the
     principal of or interest on any Security;

             (5) make any Security payable in currency other than that stated in the Security;

             (6) adversely affect the right to convert or exchange, as provided in the terms thereof, any Security that is convertible or exchangeable as contemplated in
     Section 2.01(a)(14); or

             (7) make any change in Section 6.04, 6.07 or 9.02(a) (third sentence).

     (b) SBC may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

     (c) It is not necessary under this Section 9.02 for the Securityholders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

     (d) Promptly after the execution by SBC and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, SBC shall transmit by mail a notice, setting forth in general terms the substance of such supplemental indenture, to all Holders of Registered Securities, as the names and addresses of such Holders appear on the register for each Series of Securities, and to such Holders of Unregistered Securities as are entitled to receive reports pursuant to Section 4.02(c). Any failure of SBC to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03   Compliance with Trust Indenture Act.

     Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04   Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder of each Series affected by such amendment or waiver.

SECTION 9.05   Notation on or Exchange of Securities.

     The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. SBC in exchange for Securities of that Series may issue and the Trustee shall authenticate new Securities of that Series that reflect the amendment or waiver.

SECTION 9.06   Trustee Protected.

     The Trustee need not sign any supplemental indenture that is reasonably likely to adversely affect its rights.

SECTION 9.07  Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.


                          ARTICLE 10

                         MISCELLANEOUS

SECTION 10.01   Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with another provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 10.02   Notices.

     (a) Any notice or communication by SBC or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail:

          if to SBC to:

               Southwestern Bell Corporation
               175 E. Houston Street
               San Antonio, Texas 78205-4105

               Attention:  Assistant Treasurer-
                           Corporate Finance

          if to the Trustee to:

               The Bank of New York
               101 Barclay Street
               Floor 21 West
               New York, New York  10286

               Attention:  Corporate Trust Administration

     (b) SBC or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     (c) Any notice or communication to Holders of Securities entitled to receive reports pursuant to Section 4.02(c) shall be mailed by first-class mail to the addresses for Holders of Registered Securities shown on the register kept by the Registrar and to addresses filed with the Trustee for other Holders. Failure to so mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders of Securities of that or any other Series entitled to receive notice.

     (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     (e) If SBC mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and to each Agent at the same time.

     (f) If it shall be impractical in the opinion of the Trustee or SBC to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

     (g) All other notices or communications will be in writing.

     (h) All notices or other communications given to the Trustee shall be effective when actually received by the Trustee.

SECTION 10.03   Communication by Holders with Other Holders.

     The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

SECTION 10.04   Certificate and Opinion as to Conditions
Precedent.

     Upon any request or application by SBC to the Trustee to take any action under this Indenture, SBC shall furnish to the
Trustee:

     (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05   Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall comply with the requirements of the TIA and shall include:

     (1) a statement that the person making such certificate or opinion has read such covenant or condition and related definitions;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.06   Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. The Paying
Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07   Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date or a date for conversion or exchange is a Legal Holiday at a place of payment, conversion or exchange, then such payment, conversion or exchange may be made at such place on the next succeeding day that is not a Legal Holiday with the same force and effect as if made on such date, and no interest shall accrue for the intervening period.

SECTION 10.08   Governing Law.

     The laws of the State of New York shall govern this Indenture, the Securities and any coupons appertaining thereto without regard to principles of conflicts of laws.

SECTION 10.09   No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of SBC or any Affiliate. No such indenture, loan or debt agreement may be used to interpret this Indenture.

SECTION 10.10   No Recourse Against Others.

     No director, officer, employee or stockholder, as such, of SBC shall have any liability for any obligation of SBC under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

SECTION 10.11  Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to SBC. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and SBC, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be provided by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Unregistered Securities may be proved by the production of such Unregistered Securities or by a certificate executed by any trust company, bank, banker or other depository, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person has on deposit with such depository, or exhibited to it, the Unregistered Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Unregistered Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and SBC may assume that such ownership of any Unregistered Security continues until (i) another such certificate or affidavit bearing a later date issued in respect of the same Unregistered Security is produced, (ii) such Unregistered Security is produced to the Trustee by some other Person,
(iii) such Unregistered Security is surrendered in exchange for a Registered Security or (iv) such Unregistered Security is no longer outstanding. The ownership of Unregistered Securities may also be proved in any other manner which the Trustee deems sufficient.

     (d) The ownership of Registered Securities shall be proved by the Registrar.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or SBC in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 10.12   Execution in Counterparts.

     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.


                         SOUTHWESTERN BELL CORPORATION


                         By:
                                   Title:


(SEAL)

ATTEST:



Title:

                         THE BANK OF NEW YORK


                         By:
                              Title:

(SEAL)

ATTEST:



Title: